Exhibit 10.34

June 21, 2004

T-MOBILE CONTENT GATEWAY PROGRAM AGGREGATOR AGREEMENT

This T-MOBILE CONTENT GATEWAY PROGRAM AGGREGATOR AGREEMENT (“Agreement”) is entered into between T-MOBILE USA, INC., a Delaware corporation (“T-Mobile”) and the company identified below (“Company”) as of the later of the two signature dates below (“Effective Date”).

BACKGROUND

T-Mobile has developed a component of its wireless communications and data network that enables content providers to send content and services directly to subscribers over T-Mobile telecommunications network using various messaging technologies.

T-Mobile desires to permit Company and other third party short message service providers to utilize T-Mobile’s telecommunications network in order to send messages to their respective customers.

The parties desire to permit Company to connect to the T-Mobile Network to deliver messages to Company’s customers and to allow third parties to use Company’s connection in order to deliver messages to their own customers.

As of the Effective Date, this Agreement consists of the following:

•	This Signature Page

•	Terms and Conditions

•	Exhibits A - E

By signing below, Company represents and warrants that the information Company provides below and on each of the attached forms is accurate, and that Company has read and understood, and will act in accordance with, all of the terms set forth in the attached documents.

T-MOBILE USA, INC. A company organized under the laws of: The State of Delaware, U.S.A.		COMPANY (insert full legal name) Dwango North America Corp. A company organized under the laws of: The State of Nevada, U.S.A. With its main office at: 200 West Mercer St., Ste 501 Seattle, WA 98119

By:	/s/ Nick Sears	By:	/s/ J. Paul Quinn
	(signature)		(signature)

Name:	Nick Sears	Name:	J. Paul Quinn
	(printed)		(printed)

Title:	VP	Title:	CFO
	(printed)		(printed)

Date:	7/30/04	Date:	7/1/04

T-MOBILE CONTENT GATEWAY PROGRAM AGREEMENT

TERMS AND CONDITIONS

1. DEFINITIONS.

As used herein, the following terms have the following defined meanings:

“Application” means an executable program file.

“Company Connection” shall have the meaning set forth in Section 2(b).

“Company Services” means the service(s) operated by Company for distributing Messages to Customers and described in the service description(s) submitted to T-Mobile (either online through the Gateway Program web site or any other method reasonably requested by T-Mobile) and approved by T-Mobile for distribution via the Company Connection.

“Concatenated Messages” means a series of multiple Messages that are concatenated or otherwise linked together for simultaneous delivery to and assembly on a Subscriber’s handset so that the series of Messages appear to the Subscriber as a single communication.

“Content” means data, text, audio, music, ringtones graphics, photographs, artwork and other materials in digital electronic form.

“Customer” means a Subscriber that has provided Company or a Third Party Provider consent, via an opt-in mechanism, to receive Messages from Company or a Third Party Provider.

“Documentation” means the documentation provided by T-Mobile to Company under this Agreement for use with the T-Mobile Gateway and/or SMSC, including the ActiveX Guide, C++ Guide, Java Guide, Protocols documentation, and Service Development Guide.

“Encryption Key” means a code provided to Company by T-Mobile that enables access to the T-Mobile Gateway and/or SMSC.

“Gateway Program” means T-Mobile’s content gateway program described further at http://www.tmobileapps.com/contentgateway.

“Intellectual Property Rights” means all intellectual property rights throughout the world whether existing under intellectual property, unfair competition or trade secret laws, or under statute or at common law or equity, including but not limited to: (i) copyrights, trade secrets, trademarks, trade names, patents, inventions, designs, logos and trade dress, “moral rights,” mask works, rights of personality, publicity or privacy, and any other intellectual property and proprietary rights; and (ii) any application or right to apply for any of the rights referred to in this clause; and (iii) any and all renewals, extensions and restorations thereof, now or hereafter in force and effect.

“Message” means a single message sent by SMS or other transport methods that T-Mobile authorizes Company or Third Party Providers in writing to use to transport communications to or from Customers through T-Mobile Gateway and/or SMSC via the Company Connection in connection with a particular program or Service.

“Service” means collectively the Company Service(s) and Third Party Service(s).

“Short Code” means the unique code Company or its Third Party Provider is assigned by CTIA in accordance with Section 2(e) that enables the T-Mobile Gateway and/or SMSC to identify that Company or a Third Party Provider as the intended recipient of a Message and route the Message to Company or the Third Party Provider.

“SMS” means a short message service text message with up to one hundred sixty (160) characters of 7-bit ASCII text or one hundred forty (140) bytes of data.

“SMSC” means a short messaging service center server operated by or for T-Mobile that manages the distribution of Messages to Subscribers.

“SMPP Connection” means a direct connection to T-Mobile’s SMSC using the short message peer to peer protocol.

“Software” means any software provided by T-Mobile to Company under this Agreement for use with the Gateway Program, T-Mobile Gateway and/or SMSC, including without limitation the test phone emulator software, API classes, sample applications, and administration interface software

“Subscriber” means any user of T-Mobile’s telecommunications network who is registered with or otherwise authorized to access such network.

“Third Party Provider” means a third party distributor of Messages that has entered into a binding written agreement with Company to permit such provider to send Messages to and receive Messages from Customers through the Company Connection in accordance with the terms of this Agreement.

“Third Party Service” means a service operated by a Third Party Provider for distributing Messages to Customers and described in the service description(s) submitted to T-Mobile (either online through the Gateway Program web site or any other method reasonably requested by T-Mobile) and approved by T-Mobile for connection to the T-Mobile Gateway and/or SMSC.

“T-Mobile Gateway” means a server operated by or for T-Mobile that directly connects to the SMSC and T-Mobile’s billing system for routing Messages to the SMSC and billing information to T-Mobile’s billing system.

“T-Mobile Network” means T-Mobile’s telecommunications network, including without limitation the SMSC and T-Mobile Gateway.

Other initially capitalized terms used in this Agreement shall have the meanings described within the text of this Agreement.

2. COMPANY CONNECTION AND SERVICES.

(a) Program Registration. Within ten (10) days following the date upon which T-Mobile receives payment from Company of the Set-Up Fee and Prepayment (as defined in the Exhibit E), T-Mobile will provide Company with: (i) Software and Documentation to assist Company in connecting to the T-Mobile Gateway and/or SMSC and establishing a secure connection to the T-Mobile Network; (ii) an Encryption Key; and (iii) a one hour consultation with a T-Mobile employee to discuss Company’s participation in the Content Gateway Aggregator Program (“Gateway Aggregator Program”). If Company does not pay the Set-Up and Prepayment within fourteen (14) days following the Effective Date, T-Mobile may terminate this Agreement immediately upon three (3) days notice.

(b) Establishing a Company Connection. After T-Mobile has notified Company that T-Mobile has received Company’s Prepayment and Set-Up Fee, Company may connect to the T-Mobile SMSC via the T-Mobile Gateway and/or SMPP (choice of which to be determined by T-Mobile in its sole discretion) in accordance with the Documentation, specifications, and other requirements provided by T-Mobile (“Company Connection”). Company will establish a Company Connection within sixty (60) days following the Effective Date. Once Company has established a secure Company Connection to the T-Mobile SMSC and prior to launching any Service via the Company Connection, Company will notify T-Mobile and permit T-Mobile to test the Company Connection for compliance with the Documentation, specifications, and other requirements provided by T-Mobile. T-Mobile may, in its sole discretion, reject the Company Connection submitted for approval. Company will not deliver any Messages using the Company Connection without T-Mobile’s prior review and written approval of the applicable Service. Throughout the Term, Company will provide all equipment (including hardware and software) necessary for Company to establish the Company Connection and shall install, configure, and operate any and all equipment necessary to maintain the Company Connection.

(c) Approval of Services. Before Company commercially launches any Service via the Company Connection or prior to modifying any Service that has already been approved, Company will submit each such Service for review and approval through the Gateway Program web site or any other method reasonably requested by T-Mobile. T-Mobile may, in its sole discretion, reject any or all Services submitted for approval. Company will not make any changes to a Service that has already been approved by T-Mobile without obtaining prior approval from T-Mobile.

(d) Compliance with Agreement. Throughout the Term, all Services utilizing the Company Connection will comply with the then-current T-Mobile Documentation, style guidelines, and other specifications and the requirements provided by T-Mobile to Company (including requirements for formatting Content and Messages for devices) or otherwise set forth in this Agreement each as may be updated by T-Mobile from time to time, including without limitation the Messaging Guidelines set forth in Exhibit A. If T-Mobile updates the style guidelines, specifications or other requirements and notifies Company in accordance with Section 11(k), Company will have thirty (30) days to ensure that all Services using the Company Connection comply with such updated requirements.

(e) Short Codes. Before Company commercially launches each Service via the SMSC (either via a SMPP Connection or via the T-Mobile Gateway), Company will (i) obtain the Short Codes that Company or the Third Party Provider needs to run the Service from the Cellular Telecommunications and Internet Association (“CTIA”) Common Short Code program and (ii) provide T-Mobile a list of the Short Codes from CTIA for approval for use in connection with the T-Mobile Network. Company acknowledges and agrees that T-Mobile has no control over the Short Codes issued by CTIA and that T-Mobile does not warrant that any particular Short Code will be available from CTIA for use.

(f) Use of Encryption Key. Subject to Company’s compliance with all the terms and conditions of this Agreement, Company may use the Encryption Key solely in connection with the Company Connection. Company acknowledges and agrees that the Encryption Key is Confidential Information of T-Mobile subject to the terms of Section 3. Company agrees that it will only use the Company Connection in connection with the Services as authorized under this Agreement and will not use such connection(s) in connection with any unauthorized service.

(g) Security. Company agrees to maintain an appropriate level of security and integrity for the Services and Company Connection and all transactions between Company, Third Party Providers, and Subscribers, including but not limited to, implementing procedures to prevent third parties who use the Services from sending or transmitting to Subscribers (i) unsolicited data or messages, (ii) viruses, or (iii) a volume of messages (e.g., SMS, MMS, etc.) that unreasonably burdens the T-Mobile Network. Company will immediately notify T-Mobile if it knows or has reason to know that any such unsolicited data, messages, or viruses are being sent to Subscribers via the Company Connection or by virtue of a Customer’s use of the Services and agrees to use best efforts to prevent and/or block any such unsolicited data, messages or viruses from being sent to Subscribers. Company agrees to notify T-Mobile immediately if it knows or has reason to know that Subscribers are being sent an unusual or abnormal flow, number, or type of messages in connection with the Services and will cooperate with T-Mobile to prevent continuing transmission of such data or messages to Subscribers.

(h) Support. Company will be responsible for providing, or arranging for the provision of, all support services with respect to the Services. Company agrees that it and all Third Party Providers will prominently provide contact information (at a minimum an email address) for Company and/or the Third Party Providers’ customer service (i) at the same time and location (i.e., on the same web page or in the same Message) as Subscribers register for the Service or otherwise opt-in to receiving Messages and (ii) at a location easily accessible to a Subscriber to allow the Subscriber to access the contact information after the Subscriber has registered for the Service or opted in to receiving Messages. Company and the Third Party Providers must include a prominent notice that “other charges may apply” (or other language that clearly informs Subscribers that other charges may apply) at the same time and location (i.e., on the same web page or in the same Message) as Subscribers register for the Service or otherwise opt-in to receiving Message from Company. If T-Mobile personnel experience any technical problems with the Services or if T-Mobile receives questions or complaints from Subscribers regarding the Services, Company will cooperate in good faith with T-Mobile and use best efforts to resolve any problems raised by T-Mobile or its Subscribers, including without limitation by complying with the terms of the Service Level Agreement set forth in Exhibit B (“SLA”). Company agrees to report any material problems with the Company Connection immediately upon discovering the problem.

(i) Suspension. T-Mobile may, in its sole discretion, suspend any or all of the Services and de-provision the Company Connection and/or any of the Short Codes used in connection with the Services at any time if (x) T-Mobile reasonably believes that any Service has had or will have an adverse impact on T-Mobile, the T-Mobile Gateway, SMSC, and or the T-Mobile Network; (y) any of the Services are not in compliance with the Agreement, or (z) Company or any Third Party Provider breaches this Agreement, including without limitation the Messaging Guidelines. If Company fails to resolve any problem identified by T-Mobile within thirty (30) days, T-Mobile may terminate this Agreement immediately upon providing Company written notice.

(j) Transient Copies. Company agrees that the T-Mobile Network may make intermediate and transient copies of Messages as they are transmitted and/or routed through the T-Mobile Network.

(k) Blacklist. If T-Mobile provides Company with a list of MSISDNs that are “blacklisted,” Company and all Third Party Providers will not send any Message to any MSISDN on the blacklist. If Company or a Third Party Provider receives any Messages from any MSISDN on the blacklist, Company or the Third Party Provider will send a response Message with text to be provided by T-Mobile.

(l) Expired MSISDNs. If T-Mobile notifies Company that a particular MSISDN is expired or otherwise invalid, Company and all Third Party Providers will remove the MSISDN from their respective databases and cease sending Messages to the MSISDN as promptly as practical but no later than ten (10) days following T-Mobile’s notice. T-Mobile may provide Company and the Third Party Providers notice of expired or invalid MSISDNs by sending confirmation Messages or through such other reasonable method of notification (e.g., email, etc.). If Company or any Third Party Provider receives an error message indicating that a MSISDN is expired or invalid the recipient of the error messages will remove the MSISDN from its database and cease sending Messages to the MSISDN as promptly as practical but no later than ten (10) days following T-Mobile’s notice that such MSISDN is expired or otherwise invalid.

(m) Advertising. Throughout the Term, the Messages, Content and/or services delivered through the Company Connection shall not include or contain any links to any advertising or promotion of a T-Mobile competitor. Throughout the Term, any web site pages (HTML, WAP, etc.) related to the Services, including without limitation, any web site pages that permit a T-Mobile Subscriber to register for or include any support for or information about the Services, shall not include advertising or promotion of a T-Mobile competitor. For purposes of clarification, a general Company or Third Party web site page that does not contain any information about the Service and is not directly reachable via a link included in a Message is not related to the Service. If Company has any questions about whether a particular third party is a T-Mobile competitor, Company will contact T-Mobile and T-Mobile will, in its sole discretion, determine whether the third party is a competitor of T-Mobile.

(n) T-Mobile Network. Company shall not transmit any messages (including by SMS or any other method of transport) or data to Subscribers through the T-Mobile Network, except (i) through the Company Connection during the Term and in accordance with the terms of this Agreement; (ii) in connection with a subsequent written agreement signed by both parties, (iii) through an authorized third party connection to the T-Mobile Gateway by an aggregator participating in Gateway Program that has a valid written agreement with T-Mobile; or (iv) in order to facilitate the inter-carrier delivery of person to person messages. If, as of the Effective Date, Company is transmitting messages through the T-Mobile Network in violation of this Section 2(n), Company shall have thirty (30) days following the Effective Date to cease sending messages that violate the terms of this Section 2(n). For purposes of clarification, the limitations set forth in this paragraph are not intended to prohibit individuals from transmitting person to person messages to Subscribers using Wireless Devices.

(o) Software. T-Mobile may, in its discretion, provide Company with Software and Documentation for Company’s use in connection with the Company Connection. Subject to the limitations in Section 2(p), during the Term, T-Mobile grants to Company a limited, personal, non-transferable, non-exclusive license to: (i) use the Documentation and (ii) install and use one (1) copy of the Software, solely in connection with operating the Company Connection in accordance with this Agreement; provided, however, that Software is further subject to any end user license agreement (“EULA”) accompanying or otherwise applicable to such Software. In the event of a conflict between a EULA and the terms of this Agreement, the EULA shall control.

(p) License Limitations. Company’s licenses in Section 2(o) are expressly conditioned upon Company’s compliance with the following terms and conditions: Company will not (i) copy Software or Documentation or otherwise reproduce the same, except for backup, archival, testing platform, or disaster recovery purposes; (ii) translate, adapt, modify or in any way create derivative works of the Software or Documentation; (iii) reverse engineer, disassemble, or decompile the Software; (iv) remove any copyright indication or other notices of any proprietary rights or intellectual property rights from the Software or Documentation; or (v) provide use of the Software or Documentation in any computer service business, rental or commercial timesharing arrangement.

(q) Third Party Providers. Company may permit Third Party Providers to use the Company Connection to provide Third Party Services, provided that each such Third Party Service is first submitted for review and approval by T-Mobile pursuant to Section 2(c). Company shall not make any representations or warranties to third parties on T-Mobile’s behalf. Company shall be solely responsible for its Third Party Providers and their compliance with the terms of this Agreement and use of the Company Connection and the T-Mobile Network. Company shall not permit any third party that is a competitor of T-Mobile to become a Third Party Provider or use the Company Connection. Company shall also be solely responsible for collecting amounts owed by and remitting payments owed to such Third Party Providers and for the tax liability described in Exhibit E. Company acknowledges and agrees that T-Mobile shall not be responsible for making any payments to any Third Party Provider.

3. CONFIDENTIALITY; FEEDBACK.

(a) Confidential Information. Each party (the “Receiving Party”) undertakes to retain in confidence the terms of this Agreement and all other non-public information, technology, materials and know-how of the other party disclosed or acquired by the Receiving Party pursuant to or in connection with this Agreement which is either designated as proprietary and/or confidential or, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential (“Confidential Information”); provided that each party may disclose the terms and conditions of this Agreement to its parent, subsidiaries, and affiliates and to its immediate legal, technical, and financial consultants on a confidential basis in the ordinary course of its business. Neither party shall use any Confidential Information with respect to which it is the Receiving Party for any purpose other than to carry out the activities contemplated by this Agreement. Each party agrees to use commercially reasonable efforts to protect Confidential Information of the other party, and in any event, to take precautions at least as great as those taken to protect its own confidential information of a similar nature. Each party shall also notify the other promptly in writing in the event such party learns of any unauthorized use or disclosure of any Confidential Information that it has received from the other party, and will cooperate in good faith to remedy such occurrence to the extent reasonably possible. The restrictions set forth in this paragraph shall not apply to any information that: (i) was known by the Receiving Party without obligation of confidentiality prior to disclosure thereof by the other party; (ii) was in or entered the public domain through no fault of the Receiving Party; (iii) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (iv) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed); or (v) is independently developed by the Receiving Party without reference to any Confidential Information of the other party. Upon request of the other party, each party shall return to the other all materials, in any medium, which contain or reveal all or any part of any Confidential Information of the other party. Each party acknowledges that breach of this by such party would result in irreparable harm to the other party, for which money damages would be an insufficient remedy, and therefore that the other party shall be entitled to seek injunctive relief to enforce the provisions of this Section 3(a).

(b) Feedback. Company agrees that if it provides T-Mobile any suggestions, comments, or other feedback about Confidential Information of T-Mobile (“Feedback”) such Feedback is given voluntarily. Company also agrees that even if Company designates such Feedback as confidential, unless the parties enter into a separate subsequent written agreement, the Feedback shall not be confidential and T-Mobile shall be free to use, disclose, reproduce, license, or otherwise distribute the Feedback in its sole discretion without any obligations or restrictions of any kind, including without limitation, intellectual property rights. Company agree not to provide T-Mobile with any Feedback that is subject to license terms that seek to require any T-Mobile product, technology, service or documentation incorporating or derived from such Feedback, or any T-Mobile intellectual property, to be licensed or otherwise shared with any third party.

4. PRICING; PAYMENT; AND TAXES.

In consideration of the terms and conditions set forth in this Agreement, and T-Mobile’s performance hereunder, T-Mobile and Company have agreed to the terms set forth in Exhibit E with respect to pricing, payment, and taxes.

5. TERM AND TERMINATION.

(a) The initial term of this Agreement shall commence on the Effective Date and, shall continue until twelve (12) months following the date upon which Company establishes the Company Connection, unless terminated earlier as set forth elsewhere in this Agreement or in this Section 5 (“Initial Term”). At the end of the Initial Term, the Agreement term shall automatically renew for successive twelve (12) month periods (“Renewal Term(s)”) at the then-current terms for the T-Mobile Content Gateway Aggregator Program, unless either party provides written notice of non-renewal within thirty (30) days prior to the end of the Initial Term or Renewal Term. Collectively, the Initial Term and Renewal Term(s) shall constitute the “Term.”

(b) Either party may terminate this Agreement upon not less than thirty (30) days prior written notice to the other party of any material breach of the terms of this Agreement (including, without limitation, the Messaging Guidelines) by such other party, provided that such other party has not cured such material breach within such thirty (30) day notice period.

(c) T-Mobile may terminate this Agreement immediately upon written notice to Company if (i) Company is in breach of Section 3(a) or (ii) Company becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; suffers or permits the commencement of any form of insolvency or receivership proceeding; has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof and the appointment is not terminated within sixty (60) days of such appointment.

(d) T-Mobile may terminate this Agreement with or without cause upon not less than thirty (30) days prior written notice.

(e) Upon any termination of the Agreement for any reason, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (i) all accrued payment obligations (if any) hereunder shall survive such termination or expiration and shall be due and paid in accordance with payment terms set forth herein; (ii) any obligations in this Agreement for Company to retain documents or records post term shall survive for the length of such obligation; (iii) any and all tax provisions in this Agreement, including in Exhibit E; and (iv) the rights and obligations of the parties under Sections 1, 2(n) 3, 5(e), 6, 7, 8, 9, 10, and 11 shall survive. In the event of any termination of this Agreement, Company will cease using the SMSC, T-Mobile Gateway, and the T-Mobile Network, return to T-Mobile or destroy and certify destruction of any and all T-Mobile Confidential Information (including, without limitation, the Software, Documentation, and Encryption Key).

6. REPRESENTATIONS AND WARRANTY DISCLAIMER.

(a) Each party represents and warrants to the other party that:

(i) it has the full corporate right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(ii) its execution of this Agreement and performance of its obligations hereunder, do not and will not violate any agreement to which it is a party or by which it is bound; and

(iii) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

(b) Company represents and warrants to T-Mobile that:

(i) Company and Third Party Providers will not access or use the Company Connection, SMSC, T-Mobile Gateway or the T-Mobile Network except as authorized in this Agreement;

(ii) throughout the Term, the Services and all technology, Content, and Messages provided by or in connection with the Services (A) do not and will not violate the Intellectual Property Rights or other rights of any third parties, (B) do not and will not contain any material that is unlawful, obscene, defamatory, sexually explicit or that promotes or facilitates violence, discrimination, or any illegal activity; (C) will not contain any information that is false, misleading, or likely to mislead or deceive (including, without limitation, information relating to the source or the author of the message) and (D) will be in compliance with all applicable national, state and local laws and regulations, including without limitation, posted rules for any contests or sweepstakes associated with the Services; and

(iii) throughout the Term the Services will comply with this Agreement, including without limitation, the Messaging Guidelines in Exhibit A, the SLA in Exhibit B, and the description of Services provided to T-Mobile.

(c) DISCLAIMER OF WARRANTIES. EXCEPT FOR THOSE WARRANTIES EXPRESSLY PROVIDED IN SECTIONS 6(a) AND 6 (b) EACH PARTY, ON BEHALF OF ITSELF AND ITS SUPPLIERS, DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER WHATSOEVER RELATING ALL MESSAGES, MATERIALS, CONTENT, SOFTWARE, DOCUMENTATION, TECHNOLOGY, SERVICES, AND DELIVERABLES PROVIDED BY ONE PARTY TO THE OTHER PARTY HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY (IF ANY) IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OF REASONABLE CARE OR WORKMANLIKE EFFORT, OF RESULTS, OF LACK OF NEGLIGENCE, OF A LACK OF VIRUSES OR ERRORS, AVAILABILITY, TIMELINESS, OR OF ACCURACY OR COMPLETENESS OF RESPONSES, ALL WITH REGARD TO ALL MESSAGES, MATERIALS, CONTENT, SOFTWARE, DOCUMENTATION, TECHNOLOGY, SERVICES, AND DELIVERABLES PROVIDED BY ONE PARTY TO THE OTHER PARTY HEREUNDER. THERE IS NO WARRANTY OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, CORRESPONDENCE TO DESCRIPTION, AUTHORITY, OR NONINFRINGEMENT WITH RESPECT TO ANY MATERIALS, CONTENT, SOFTWARE, DOCUMENTATION, TECHNOLOGY, SERVICES, AND DELIVERABLES PROVIDED BY ONE PARTY TO THE OTHER PARTY HEREUNDER.

7. INDEMNIFICATION

(a) In addition to any indemnification obligations in Exhibit E and in accordance with Section 7(c), Company will, upon T-Mobile’s written request, defend, indemnify and hold T-Mobile and T-Mobile’s parent, subsidiaries and affiliates, and the directors, officers, and employees of T-Mobile and its parent, subsidiaries and affiliates, harmless from and against any and all third party claims, costs, losses, damages, judgments and expenses (including without limitation reasonable attorneys’ fees) (“Claims”) arising out of or in connection with the Services, Messages, and Company and/or any Third Party Provider’s breach of this Agreement (including without limitation the warranties set forth in Section 6), or any misrepresentation, fraud or other misconduct or act or omissions in connection with Company’s performance under this Agreement.

(b) In addition to any indemnification obligations in Exhibit E and in accordance with 7(c), T-Mobile will upon Company’s written request defend, indemnify and hold Company and Company’s parent, subsidiaries and affiliates, and the directors, officers, and employees, of Company and its, subsidiaries and affiliates, harmless from and against any and all Claims arising out of or in connection with any misrepresentation, fraud or other misconduct by T-Mobile in connection with T-Mobile’s acts or omissions in connection with this Agreement.

(c) The party receiving indemnification (the “Indemnified Party”) agrees that the party providing indemnification (the “Indemnifying Party”) may assume sole and exclusive control over the defense and settlement of any third party claim with respect to which the foregoing indemnity obligations apply, except that the Indemnifying Party will not, however, enter into any settlement that adversely affects the Indemnified Party’s rights or interests without the prior written consent of the Indemnified Party. The Indemnified Party shall promptly notify the Indemnifying Party of any Claim against it of which it becomes aware. At the Indemnifying Party’s expense, the Indemnified Party will provide reasonable cooperation to the Indemnifying Party in connection with the defense or settlement of any such claim. At the Indemnified Party’s expense, the Indemnified Party will be entitled to participate in the defense of any such claim. In addition to the remedies under Section 7(a), T-Mobile shall be entitled, in its sole discretion, to suspend its performance under this Agreement and to disconnect the Company Connection and any and all Short Codes immediately upon receiving notice of any threatened or actual third party claim that gives rise to Company’s indemnification obligations under Section 7(a).

8. LIMITATIONS ON LIABILITY.

(a) EXCEPT FOR (i) BREACHES OF SECTIONS 2(f), 2(n), OR 3(a), AND (ii) THE INDEMNITY OBLIGATIONS UNDER SECTIONS 7 AND EXHIBIT E, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING FROM THE SUBJECT MATTER OF THIS AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM AND EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, LOST DATA, OR ANTICIPATED PROFITS OR LOST BUSINESS.

(b) THE MAXIMUM AGGREGATE LIABILITY OF T-MOBILE AND THE EXCLUSIVE REMEDY AVAILABLE TO COMPANY IN CONNECTION WITH THE AGREEMENT FOR ANY AND ALL DAMAGES, INJURY, LOSSES ARISING FROM ANY AND ALL CLAIMS AND/OR CAUSES OF ACTION ARISING OUT OF OR IN CONNECTION WITH THE GATEWAY PROGRAM, GATEWAY AGGREGATOR, PROGRAM OR THIS AGREEMENT (EXCEPTING ONLY T-MOBILE’S OBLIGATIONS UNDER SECTION 7), SHALL BE TO RECOVER THE ACTUAL DAMAGES COMPANY INCURRED UP TO THE AMOUNT OF THE MESSAGE FEES AND OTHER AMOUNTS PAID BY COMPANY TO T-MOBILE IN CONNECTION WITH THE SERVICES UNDER THIS AGREEMENT. THE EXISTENCE OF MULTIPLE CLAIMS OR SUITS UNDER OR RELATED TO THIS AGREEMENT WILL NOT ENLARGE OR EXTEND THE LIMITATION OF MONEY DAMAGES.

(c) THE LIMITATIONS SET FORTH IN THE PRECEDING TWO PARAGRAPHS ARE INDEPENDENT OF EACH OTHER AND BOTH THE LIMITATION OF DAMAGES AND LIMITATION OF REMEDY SET FORTH ABOVE WILL SURVIVE ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY OR ALL PARTS OF THE LIMITED REMEDY SET FORTH IN THE PARAGRAPH IMMEDIATELY ABOVE.

9. NO EXCLUSIVITY/COMPETITION. Each party acknowledges and agrees that the rights granted to and obligations due to the other party in this Agreement are non-exclusive, and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to restrict either party’s ability to develop, manufacture, license, sub-license, distribute, deploy, support, or promote any technology or service whether or not similar to or competitive with the Services.

10. INSURANCE REQUIREMENTS. Throughout the Term Company shall maintain the following types and amounts of insurance: (a) Commercial General Liability insurance, with minimum limits of One Million Dollars ($1,000,000) per occurrence; (b) Umbrella Liability insurance with minimum limits of Five Million Dollars ($5,000,000); and (c) Electronic And Information Technology Errors Or Omissions (“EIT E&O”) insurance with minimum limits of One Million Dollars ($1,000,000) per occurrence, the Commercial General Liability and Umbrella Liability policies each with a deductible of not greater than Twenty Thousand Dollars ($20,000), and the EIT E&O policy with a deductible of not greater than Fifty Thousand Dollars ($50,000) issued by a reputable company. At its sole expense, Company shall carry and maintain throughout the Term all insurance described above. All deductibles and premiums shall be the responsibility of Company. The policies described above shall be primary and not contributory with any coverage maintained by T-Mobile. The form of the insurance shall at all times be subject to T-Mobile’s reasonable approval, and the insurance carrier or carriers must be good and responsible insurance companies. Additionally, if any such required policy terminates or expires during the Term, Company shall renew or replace it in accordance with the terms of this paragraph.

11. GENERAL PROVISIONS.

(a) Independent Contractors. Company shall not be considered an agent or franchisee of T-Mobile, and nothing in this Agreement shall be construed to create a partnership, joint venture, or franchise between T-Mobile and Company. Neither party has any authority to enter into agreements of any kind on behalf of the other party and neither party will attempt to create any warranty or other obligation, express or implied, on behalf of the other party.

(b) Assignment; Merger. Company may not assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of T-Mobile. For purposes of this Section 11(b), an “assignment” shall include a corporate reorganization or spin-off of business units or related assets, to any successor or assignee by way of any corporate buy-out, merger, consolidation, or other transaction which leads to a change of control. T-Mobile shall be entitled to freely assign any of its right and delegate it duties under this Agreement without Company’s prior consent. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

(c) Choice of Law; Jurisdiction; Attorney’s Fees. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without reference to its choice of law rules. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly disclaimed. Each party hereby irrevocably consents to exclusive personal jurisdiction and venue in the state and federal courts located in King County, Washington with respect to any actions, claims or proceedings arising out of or in connection with this Agreement, and agrees not to commence or prosecute any such action, claim or proceeding other than in the aforementioned courts. In any dispute concerning or arising under this Agreement or any transaction relating hereto, the prevailing party will be entitled to reasonable attorneys’ fees and costs.

(d) Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

(e) Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing and delivered in person, sent via confirmed facsimile or delivered by recognized courier service, properly addressed and stamped with the required postage, to the applicable party at its address specified below and shall be deemed effective upon receipt. Either party may from time to time change the individual designated to receive notices or its address by giving the other party notice of the change in accordance with this Section.

To T-Mobile:	To Company:
T-Mobile USA Inc.	Dwango North America
12920 SE 38th Street	200 West Mercer St., Ste. 501
Bellevue, WA 98006	Seattle, WA 98119
Fax: (425) 653-4630	Fax: 206.286.1442
Attn: Sr. Mgr.,	Attn: Paul Quinn
Content Gateway Program	Email: paul.quinn@dwango.com

In addition, a copy of any notice of change of address, updated exhibit, or of termination or any alleged breach of this Agreement, shall be thus sent to the applicable party at the following address:

To T-Mobile:

T-Mobile USA Inc.

12920 SE 38th Street

Bellevue, WA, 98006

Fax: (425) 378-4840

Attn: Executive Director, Legal Affairs Attn:

(f) Publicity. Neither party shall issue any press release or other form of publicity or marketing communications concerning their relationship or their entry into or performance under this Agreement without the prior written consent of the other party (which may be withheld or conditioned in either party’s sole discretion), except as required by law. If Company believes that this Agreement is material within the definition of materiality under applicable securities and other laws and regulations and is subject to any filing, reporting or any other disclosure requirements under such laws and regulations, Company will notify T-Mobile prior to signing this Agreement.

(g) Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. If any provision of this Agreement shall, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

(h) Interpretation. The headings, subheadings, and other captions in this Agreement are for convenience and reference only and will not be used in interpreting, construing, or enforcing any of the terms of this Agreement. Each party acknowledges that it has had the opportunity to review this Agreement with legal counsel of its choice, and there will be no presumption that ambiguities will be construed or interpreted against the drafter, and no presumptions made or inferences drawn because of the inclusion of a term not contained in a prior draft or the deletion of a term contained in a prior draft.

(i) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.

(j) Force Majeure. If either party is unable to perform any of its obligations under this Agreement because of unforeseen circumstances beyond such party’s reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, flood or earthquake (a “Force Majeure”), then such party will be excused from performance of such obligation to the extent and for the duration of such prevention, restriction or delay. If an event of Force Majeure occurs and a party is unable to perform for a period exceeding sixty (60) days, the other party may terminate the Agreement upon thirty (30) days prior written notice.

(k) Integration. This Agreement together with the Exhibits attached hereto contains the entire understanding of the parties with respect to the transactions and matters contemplated herein, supersedes all previous agreements or negotiations between Company and T-Mobile concerning the subject matter hereof. Except as set forth in this Section, this Agreement cannot be amended except by a writing dated subsequent to this Agreement and signed by both parties. Notwithstanding the preceding sentence, T-Mobile may, in its sole discretion, amend this Agreement (including without limitation, revising the style guidelines, specifications and other requirements and changing the pricing and other payment terms to account for higher than anticipated levels of bad debt) and makes changes to the Gateway Program and/or Gateway Aggregator Program, provided that T-Mobile provides Company notice in accordance with the procedure outlined in this paragraph. T-Mobile may modify the terms of the Agreement by providing Company an email notification of any proposed modification to the email address provided by Company in Section 11(e) at least thirty (30) days prior to the effective date of such modification. If T-Mobile sends Company an email modification, Company may reject such modification by the terms indicated in such email; however, unless otherwise provided by T-Mobile in such email, this Agreement shall automatically terminate if Company rejects such modification in accordance with the terms of the email. If Company fails to accept or reject such modification by the terms indicated in such email with thirty (30) days from the date sent, such modification will be deemed accepted by Company. No course of dealing or usage of trade may be invoked to modify the terms and conditions of this Agreement.

Exhibit A

Messaging Guidelines

A. Content Guidelines

1. Company and Third Party Providers will not send any Messages via the T-Mobile Network that include characters other than those included in the then-current T-Mobile SMPP character set.

2. Company and Third Party Providers are responsible for all Content and materials included in the Services and any and all Messages distributed in connection therewith, and Company and Third Party Providers will ensure that all such Content and materials do not and will not contain any material that:

(a) is unlawful, obscene, or defamatory or violates any Intellectual Property Rights or any other rights of any third party;

(b) facilitates any illegal activity;

(c) contains any sexually explicit content or images;

(d) is false, misleading, or likely to mislead or deceive (including, without limitation, information relating to the source or the author of the message); or

(e) promotes violence, discrimination, or illegal activities.

B. Technical Guidelines

1. Company and Third Party Providers may only send Messages to and from the Short Codes obtained by Company and Third Party Providers from CTIA and provided by Company to T-Mobile.

2. Company will only connect to the IPs and ports provided by T-Mobile.

3. Company and Third Party Providers will not change any Service configurations unless T-Mobile approves or requests the change (for example, switching ports or Short Codes).

4. Company and Third Party Providers will throttle Messages so as not to exceed five (5) Messages per second rate for each approved Service, unless the parties otherwise mutually agree in writing to a different throttle rate.

5. Company and Third Party Providers will buffer Messages so that Messages sent to Company and Third Party Providers from Subscribers in connection with the Services will not be returned to the Subscriber as undeliverable.

6. Company and Third Party Providers will not send any Messages to a Subscriber unless (i) it has obtained such Subscriber’s “opt-in” consent to receive such Message or a general “opt-in” consent to participate in the Service that includes consent to receive Messages as part of the Service, or the (ii) recipient of the Message is an employee of Company or the Third Party Provider and either: (a) using a device owned or paid for by Company or the Third Party Provider or (b) using a personal device and the employee has given Company or the Third Party Provider permission to communicate with the employee via the device.

7. Company and Third Party Providers must provide Subscribers with a simple mechanism for opting out of receiving Messages.

8. Company and Third Party Providers will include information on how to “opt-out” of receiving Messages in the first Message sent to a Subscriber, or such other Message designated in the message flow diagram submitted to T-Mobile for approval.

9. At a minimum, Company and Third Party Providers must provide Subscribers with the ability to opt-out of receiving Messages: (i) by the Subscriber sending a Message with “unsubscribe,” “End,” “Stop” and/or other similar language in the text; and (ii) via the same mechanism as any Subscriber registers for the Service or opts-in to receiving Messages. Company and Third Party Providers must include a prominent description of the opt-out mechanism at the same location and time as the Subscriber is provided an opportunity to opt-in. Company and Third Party Providers will not send any Messages to any Subscriber that has indicated that they desire to opt-out of receiving Messages, unless such Subscriber has subsequently opt-ed in to receiving Messages from Company or Third Party Providers.

10. Company and Third Party Providers will not send any Messages to a Subscriber unless such messages are part of or directly related to the Services described in the Service description provided to T-Mobile.

Exhibit B

Service Level Agreement

Purpose

This Service Level Agreement (the “SLA”) sets forth the parties’ agreement with respect to the service that Company will provide in connection with its performance under the T-Mobile Content Gateway Aggregator Program Agreement. This SLA describes the basic level of service that Company will provide in order to support the delivery of Company Services to T-Mobile and its Subscribers. This includes the following:

•	Company Contact Information.

•	Company Services Availability.

•	Incident Management.

•	Other Company Services Requirements

1.	Contact Information

Company Contact Information

Hours of Operation	24 hours a day, 7 days a week and 365 days a year (7/24/365)

Contact Phone Number	(206) 286 -1440 ext 222 (24 x 7 support) Note: This number is to be answered directly by an individual.

Email Address	support@Dwango.com

T-Mobile Contact Information

Hours of Operation	24 hours a day, 7 days a week and 365 days a year (7/24/365)

Contact Phone Number	888-662-4662 (24 x 7 support)

Email Address	oscwest@T-Mobile.com,

2.	Company Services Availability

Company will provide a 99% up time for all Services, excluding only mutually-agreed scheduled maintenance time and any Outage due solely to failure of the T-Mobile Network (“Company Service Threshold”). Compliance with the Company Service Threshold and calculation of Outages (as defined below) will be measured on a calendar month basis. The Company Service Threshold percentage will be calculated by dividing the total number of minutes in which there were Outages during an applicable month (excluding only mutually agreed scheduled maintenance time) by the total number of actual minutes of Scheduled Availability (as defined below) in such month (also excluding mutually agreed scheduled maintenance time), and then subtracting the resulting number from 1 and multiplying that amount by 100; i.e., a calculation using the following formula: 1- (total Outage minutes in a month/total minutes in said month less scheduled maintenance times) x 100.

For purposes of this SLA, “Scheduled Availability” means 24x7x365 unless the description of Services indicates that the Services are scheduled to be available for limited periods of time (e.g., if the Service is designed so that Subscribers are only able to send or receive Messages daily during a one-hour time-slot then the Scheduled Availability for a calendar month of 30 days would be 30 hours or 1800 minutes).

Severity Levels referenced in this SLA are defined in Section 3 of this SLA.

If T-Mobile notifies Company via email or other writing of a Severity 1 or 2 incident, an “Outage” corresponding to such incident will be measured from the time of T-Mobile’s initial email or telephone call to the Company until the incident is fully resolved and all Services are fully restored.

If T-Mobile notifies Company via email or other writing of a Severity 3 incident, then for purposes of this Agreement, an “Outage” corresponding to such incident will occur if Company does not fully resolve such incident and restore all Services within one (1) business day the “Company Restoral Period”) after receiving T-Mobile’s initial email or telephone call. If a Severity 3 incident is not so resolved within the Company Restoral Period, the Outage will be measured from the time of T-Mobile’s initial email or telephone call regarding such incident until the incident is fully resolved. If Company fully resolves a Severity 3 incident within the Company Restoral Period, then no Outage will be taken into account with respect to such incident for purposes of determining compliance with the Service Threshold for such month.

If requested by T-Mobile, Company will provide T-Mobile with a report of actual service availability within ten (10) days after the end of each calendar month of the Term. If Company fails to comply with the Company Service Threshold in any particular month, such failure shall be deemed a material breach for which T-Mobile may, in its discretion, immediately terminate this Agreement.

3.	Incident Handling and Updates; Escalation Procedures; Planned Outages

Company will be responsible for coordinating all incident isolation, testing and repair work for Company’s systems and Services. Severity levels will be reasonably determined by T-Mobile and communicated to Company in accordance with the severity level definitions set forth in this SLA. During the incident isolation and troubleshooting process, Company will communicate incident resolution progress with T-Mobile and escalate its problem resolution efforts based upon the times specified in the table below. Company will proactively inform T-Mobile when an issue or condition arises that may cause potential system anomalies and be a potential source for the creation of trouble tickets. Company will provide status updates as described below, which updates will include the following information:

•	Services affected.

•	Start time of incident.

•	Current status of repair.

•	Description of the aspect(s) of the Services that is/are unavailable to T-Mobile, with a detailed description of impact on Subscribers.

•	Estimated time of repair.

Also, in the event of a Severity Level 1 or 2 incident, Company will, at its own expense, send a “service down” or similar Message, and if possible, information on when the Services are likely to be restored, in response to Messages sent to the Services during a Severity Level 1 or 2 incident.

Severity Level and Incident Handling Notification Procedures

Table 2

Incident Level	Description	Initial Response Time	Time of Repair	Update Frequency
Severity 1

A complete outage of a critical service of the Service;

A reoccurring temporary outage of a critical service of the Service; Inability to provision a service;

Loss of data

Inability to service Subscriber help requests.

		Within 30 minutes	4 hours

Hourly: Company will notify T-Mobile

through: T-Mobile NOC, 888-662-4662

T-Mobile NOC will handle escalation within T-Mobile.

Creation of Conference Bridge at T-Mobile’s Discretion

Follow-up email: oscwest@T-Mobile.com, off-boardsystems@T-Mobile.com <mailto:off-boardsystems@T-Mobile.com>

Severity 2	A significant degradation of Service occurs; Recent modifications to the system cause the Services to operate in a way that is materially different from those described in the product description.	Within 60 minutes	12 hours

Hourly: Company will notify T-Mobile through: T-Mobile NOC, 888-662-4662

T-Mobile NOC will handle escalation within T-Mobile.

Creation of Conference Bridge at T-Mobile’s Discretion

Follow-up email: oscwest@T-Mobile.com, off-boardsystems@T-Mobile.com

Severity 3

A minor degradation of the Service delivery occurs;

Recent modifications to the system cause Services to operate in a way that is materially different from those described in the product definition for non-essential features.

		Within 24 hours	5 days

Daily: Company will notify T-Mobile through: T-Mobile NOC, 888-662-4662

T-Mobile NOC will handle escalation within T-Mobile. Creation of Conference Bridge at T-Mobile’s Discretion

Follow-up email: oscwest@T-Mobile.com, off-boardsystems@T-Mobile.com

4.	Escalation Procedures

T-Mobile and Company will maintain an escalation process to aid in problem resolution should any outstanding incidents warrant, either because a party has not responded to an incident within the parameters set forth in this Agreement, or because an incident has not been resolved within the Time of Repair set forth in Table 2. T-Mobile and Company will exchange escalation procedures and contact lists. These lists will be routinely maintained, updated, and republished as changes warrant. As of the Effective Date, the escalation process will use the following contact information:

Company Escalation Contact List

Timetable	Contact Name/Title	Business Hours Contact Number	After Hours Contact Number
Within 1 hour of reporting the incident.	David Parker	206.286.1440 ext 723	206.601.6311
1 hours after 1st level if no satisfaction from 1st level	David Adams	206.286.1440 ext 703	206.778.1660
2 hours after 2nd level if no satisfaction from 2nd level	Alex Conrad	206.286.1440 ext 704	206.953.8764

5.	Planned Outages

(i)	Coordination of Maintenance

Company’s Scheduled Maintenance: As of the Effective Date, Company’s standard maintenance downtime for the Services is one (1) time per week for up to two (2) hours between 12:00 a.m. to 3:00 a.m. PST. Any activities beyond regularly scheduled maintenance window are considered unplanned outages and will be addressed per the above provisions on the Service Threshold.

(ii)	Additional Maintenance

Company’s Additional Maintenance: Regular maintenance is defined as routine, scheduled maintenance outside the schedule maintenance downtime described above. Company will notify and request approval by T-Mobile of any maintenance outside of the Scheduled Maintenance set forth in activities outside of timelines set forth in Section 5(i) of this SLA at least seventy-two (72)-hours prior to additional maintenance; other additional maintenance when T-Mobile is not properly notified in accordance with this Section is subject to categorization as an Outage to the extent it is not within the time period described in Sections 5(i) or (ii) above.

(iii)	Emergency

Company Emergency Maintenance: Emergency maintenance is defined as maintenance that must be performed immediately, regardless of time of day / busy hour. Such maintenance will be categorized as an Outage to the extent it is not within the time period described in Section 5(i) or 5(ii) above.

6.	Other Services

In conjunction with its monthly report on the Company Service Threshold for the previous month, Company will provide T-Mobile with a written confirmation of its Company’s scheduled maintenance downtime for the forthcoming two (2) months.

Company will abide by its Terms of Service and all applicable laws and regulations with respect to Subscribers’ use of the Services, including without limitation Company’s own service level agreements and other customer service policies and procedures, data privacy policies, and other terms and conditions related to customer service and performance of the Services.

Exhibit C

Payment Form and Company W-9 Information

COMPANY INFORMATION

COMPANY NAME	_________________________________________________________________________________________

ADDRESS	_________________________________________________________________________________________

CITY	_____________________ STATE _____________________ ZIPCODE ______________

PHONE#	_________________________________________________________________________________________

FAX#	_________________________________________________________________________________________

CONTACT NAME	_________________________________________________________________________________________

EMAIL ADDRESS	_________________________________________________________________________________________

PRODUCTS/FEES (Please check the appropriate boxes)		AMOUNT DUE
☐ Company would like to participate in the Messaging Program
Messaging Program
Messaging Set-up Fee	[*]
Messaging
Prepayment Fee	[*]

Program Total	[*]	$
☐ Company would like to participate in the Download Program
Download Program
Download Set-Up Fee	[*]
Download
Prepayment Fee	[*]

Program Total	[*]	$

TOTAL AMOUNT DUE WITH AGREEMENT		$

address:
T-Mobile USA, Inc.
12920 SE 38th Street
Bellevue, WA 98006

Attn: Richard Salitra

[*]	Confidential treatment requested

Form W-9 (Rev. December 2000) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Please print or type	Name (See Specific Instructions on page 2.)
Business name, if different from above. (See Specific Instructions on page 2.)
Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other ➢
	Address (number, street and apt. or suite no.)	Requester’s name and address (optional)
City, State, and ZIP code

Part I Taxpayer Identification Number (TIN)		List account number(s) here (optional)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 2. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 2.

Note: If the account is in more than one name, see the chart on page 2 for guidelines on whose number to enter.

Social security number - - or Employer identification number - -	Part II For U.S. Payees Exempt From Backup Withholding (See the instructions on page 2.) ➢

Part III Certification

Under penalties of perjury, I certify that:

1.      The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.      I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.      I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)

Sign Here	Signature of U.S. person ➢	Date ➢

Purpose of Form

A person who is required to file an information return with the IRS must get your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to give your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify the TIN you are giving is correct (or you are waiting for a number to be issued).

2. Certify you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee.

If you are a foreign person, use the appropriate Form W-8. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Corporations.

Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

What is backup withholding? Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester, or

2. You do not certify your TIN when required (see the Part III instructions on page 2 for details), or

3. The IRS tells the requester that you furnished an incorrect TIN, or

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above it or reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the Part II instructions and the separate Instructions for the Requester of Form W-9.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Cat. No. 10231X	Form W-9 (Rev. 12-2000)

FormW-9 (Rev. 12-2000)	Page 2

Specific Instructions

Name. If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

Sole proprietor. Enter your individual name as shown on your social security card on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Other entities. Enter your business name as shown on required Federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Part I—Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.

If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are an LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) above), and are owned by an individual, enter your SSN (or “pre-LLC” EIN. if desired). If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner’s EIN.

Note: See the chart on this page for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet Web Site at www.irs.gov.

If you do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Part II—For U.S. Payees Exempt From Backup Withholding

Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For more information on exempt payees, see the separate Instructions for the Requester of Form W-9.

It you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write “Exempt” in Part II, and sign and date the form.

It you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

Part III—Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 3 and 5 below indicate otherwise.

For a joint account only the person whose TIN is shown in Part I should sign (when required).

1. Interest dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified state tuition program payments, IRA or MSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:

1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]

3.	Custodian account of a minor (Uniforms Gift to Minors Act)	The minor [2]

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]

5.	Sole proprietorship	The owner [3]

	For this type of account:	Give name and EIN of:

6.	Sole proprietorship	The owner [3]

7.	A valid trust estate, or pension trust	Legal entity [4]

8.	Corporate	The corporation

9.	Association, club, religious charitable educational, or other tax-exempt organization	The organization

10.	Partnership	The partnership

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

[4]	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Form W-9 (Rev. December 2000) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Please print or type	Name (See Specific Instructions on page 2.) T-Mobile USA, Inc.
Business name, if different from above. (See Specific Instructions on page 2.)
Check appropriate box: ☐ Individual/Sole proprietor ☑ Corporation ☐ Partnership ☐ Other ➢
	Address (number, street and apt. or suite no.) 12920 SE 38th Street	Requester’s name and address (optional)
City, State, and ZIP code Bellevue, Wa 98006

Part I Taxpayer Identification Number (TIN)		List account number(s) here (optional)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 2. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 2.

Note: If the account is in more than one name, see the chart on page 2 for guidelines on whose number to enter.

Social security number - - or Employer identification number 911983600	Part II For U.S. Payees Exempt From Backup Withholding (See the instructions on page 2.) ➢

Part III Certification

Under penalties of perjury, I certify that:

1.      The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.      I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.      I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)

Sign Here	Signature of U.S. person ➢/s/ Illegible	Date ➢ 3/23/04

Purpose of Form

A person who is required to file an information return with the IRS must get your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to give your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify the TIN you are giving is correct (or you are waiting for a number to be issued).

2. Certify you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee.

If you are a foreign person, use the appropriate Form W-8. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Corporations.

Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

What is backup withholding? Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester, or

2. You do not certify your TIN when required (see the Part III instructions on page 2 for details), or

3. The IRS tells the requester that you furnished an incorrect TIN, or

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above it or reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the Part II instructions and the separate Instructions for the Requester of Form W-9.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Cat. No. 10231X	Form W-9 (Rev. 12-2000)

Exhibit E

Pricing, Payment, and Taxes

1. Definitions.

1.1 “Company Premium Download Messages” means a Message that facilitates the download of Content (but not Applications) sent via the Company Connection through the T-Mobile Gateway or SMSC whereby the Subscriber is charged a fee by Company for such Message or the Content or services provided in connection with such Message.

1.2 “Company Premium Message” means a Message that does not facilitate the download of Content or Applications sent via the Company Connection through the T-Mobile Gateway or SMSC whereby the Subscriber is charged a fee by Company for such Message or the Content or services provided in connection with such Message.

1.3 “Download Services” means any Service that utilizes the Company Connection to send or receive Premium Download Messages and/or Company Premium Download Messages.

1.4 “FTEU Message” means a Message that does not facilitate the download of Content or Applications sent via the Company Connection through the T-Mobile Gateway or SMSC at no charge to the Subscriber (including transport fees but excluding any standard monthly subscription or usage fees paid by the Subscriber to T-Mobile).

1.5 “Message Fees” means collectively the FTEU Message Fee, Standard Message Fee, and Premium Message Fee, Premium Download Message Fee, Company Premium Download Message Fee, and Company Premium Message Fee (each as defined in Section 3.6).

1.6 “Message Services” means any Service that utilizes the Company Connection to send or receive FTEU Messages, Standard Messages, Premium Messages, and/or Company Premium Messages.

1.7 “Premium Download Message” means a Message that facilitates the download of Content (but not Applications) sent via the Company Connection through the T-Mobile Gateway or SMSC whereby the Subscriber is charged a Premium (defined in Section 2.3) by T-Mobile for such Message but is not charged any transport fees.

1.8 “Premium Message” means a Message that does not facilitate the download of any Content or Applications sent via the Company Connection through the T-Mobile Gateway or SMSC whereby the Subscriber is charged a Premium (defined in Section 2.3) by T-Mobile for such Message but is not charged any transport fees.

1.9 “Standard Message” means a Message that does not facilitate the download of any Content or Applications sent via the Company Connection through the T-Mobile Gateway or SMSC whereby the Subscriber is not charged a Premium for such Message but is charged a Message transport fee.

2. Program and Messaging Requirements and Restrictions.

2.1 Programs. Within ten (10) days following the Effective Date, Company will provide T-Mobile written notice as to whether Company intends to utilize the Company Connection for Message Services and/or Download Services and will pay T-Mobile the corresponding Set-Up Fee(s) and Prepayment(s) in accordance with Section 3 below. If Company notifies T-Mobile that it intends to participate in the Message Services program (“Messaging Program”) and not the Download Services program (“Download Program”), Company will not permit any Premium Download Messages or Company Premium Download Messages through the Company Connection. If Company notifies T-Mobile that it intends to participate in the Download Program and not the Messaging Program, Company will not permit any FTEU Messages, Standard Messages, Premium Messages, and/or Company Premium Messages through the Company Connection. If Company has initially elected only one program and, at a later date, Company desires to participate in the both programs, Company must provide T-Mobile notice of the additional election and pay T-Mobile the corresponding Set-Up Fee and Prepayment for the second program prior to using the Company Connection in connection with the other program.

2.2 Messaging Charges. Company agrees that neither Company nor any Third Party Provider will charge Customers any fees in connection with FTEU Messages, Premium Messages, Premium Download Messages and Standard Messages, or any Content or services provided in connection with such Messages. T-Mobile agrees not to charge Customers any transport fees in connection with any Message designated by Company as a FTEU Message, Premium Message, Premium Download Message, Company Premium Message, or Company Premium Download Message.

2.3 Premium Message Requirements.

(a) Company will provide T-Mobile thirty (30) days prior notice to T-Mobile of the amount to be invoiced by T-Mobile to Customers for Premium Messages and Premium Download Messages (“Premium”). Company agrees that the Premium established by Company pursuant to the preceding sentence will not be more than Twenty Five Dollars ($25.00) for each Premium Message or Premium Download Message (“Premium Limitation”). Company agrees that T-Mobile may, in its sole discretion, at any time during the Term: (i) increase or decrease the Premium Limitation on at least fifteen (15) days advanced notice to Company (which may be sent by email) or (ii) impose a monthly charge limitation for Subscribers. If T-Mobile decreases the Premium Limitation and, as of the date of the notice, Company or any Third Party Provider is offering a Service(s) with a Premium higher than the new Premium Limitation, Company or the Third Party Provider will be permitted to continue offering the pre-existing Service(s) for up to sixty (60) days at the old Premium Limitation; provided that the Premium is not increased or decreased (except to decrease the Premium to an amount under the new Premium Limitation) during such sixty (60) day period. Company agrees that it will only establish a Premium for Premium Messages and Premium Download Messages with respect to Messages, Content and/or services delivered through the T-Mobile Gateway and/or SMSC for use on a Subscriber’s wireless device.

(b) For purposes of clarification, except as set forth in this paragraph, each Message in a series of Messages shall require Company to pay a corresponding Message Fee. For example, if Company offers a subscription Company Service whereby a Company Customer pays a monthly Premium for a weekly update Message, then each of the weekly Messages shall be considered Premium Messages. Notwithstanding the foregoing, Company may designate a single Premium or charge a single fee for a series of Premium Messages or Company Premium Messages (e.g., a subscription based service) and Company shall not be obligated to pay a separate Premium Message Fee or Company Premium Message Fee for each Premium Message or Company Premium Message in the series; provided that the total number of Messages in the series shall not exceed the product of the following formula: [Premium ÷ .1 = X] (“Series Limit”). If the number of Messages in a series exceeds the Series Limit, Company shall pay T-Mobile the Standard Message Fee for each Premium Message or Company Premium Message in excess of the Series Limit. For example, if Company offers a subscription Company Service whereby a Company Customer pays a monthly Premium of $.20 for a weekly update Message (i.e., 4 Messages per month), then each of the weekly Messages shall be considered Premium Messages and Company shall pay T-Mobile a Premium Message Fee of $0.105 (35% X $0.30) plus the $0.005 Standard Message Fee for 1 Message ($0.30 ÷ .1 = 3).

2.4 Concatenated Messages. Company may not permit the delivery of Concatenated Messages through the Company Connection except as follows:

(a) Company may permit Concatenated Messages as FTEU Messages; provided that each Message in the series shall be considered a separate FTEU Message for which Company shall pay a separate FTEU Message Fee; and

(b) Company may permit Concatenated Messages as Standard Messages; provided that each Concatenated Message series is not made up of more than three (3) Messages and each Message in the series shall be considered a separate Standard Message for which Company shall pay a separate Standard Message Fee.

2.5 Downloadable Content. Company agrees that Premium Download Messages and Company Premium Download Messages that facilitate the download of Content by Customers will only facilitate the download of a single piece of Content (e.g., a single ringtone or wallpaper, etc.).

3. Fees.

3.1 Set-Up Fee. Company will pay T-Mobile one-time non-refundable application and set up fees (collectively “Set-Up Fees”) in the amount of:

(a) [*] if Company participates in the Messaging Program (“Messaging Set-up Fee”); and

(b) [*] if Company participates in the Download Program (“Download Set-Up Fee”).

3.2 Pre-Payment. Company will pay T-Mobile a non-refundable pre-payment (collectively “Prepayments”) in the amount of:

(a) [*] if Company participates in the Messaging Program (“Messaging Prepayment”) to be applied in accordance with Section 5.4 to Messages Fees owed in connection with Messages Services during the last month of the Term; and

(b) [*] if Company participates in the Download Program (“Download Prepayment”) to be applied in accordance with Section 5.4 to Messages Fees owed in connection with Download Services during the last month of the Term.

3.3 Minimum Fee. Following the earlier of: (i) Company establishing a Company Connection or (ii) sixty (60) days following the Effective Date, (“Minimum Fee Start Date”) Company will pay T-Mobile, on a monthly basis, a per program minimum fee (collectively “Minimum Fees”) in the amount of:

(a) if Company is participating in the Messaging Program, [*] for each calendar month through August 31, 2004, and [*] for each calendar month of the Term thereafter (“Messaging Minimum Fee”); and

(b) if Company is participating in the Download Program, [*] for each calendar month through August 31, 2004, and [*] for each calendar month of the Term thereafter (“Download Minimum Fee”).

If Company fails to establish a Company Connection within sixty (60) days following the Effective Date due to a delay caused solely by T-Mobile, Company shall not be obligated to start paying the Minimum Fees until the connection can be established.

3.4 Short Code Activation Fee. Company will pay T-Mobile a one-time non-recurring set-up fee of [*] for each Short Code that Company or its Third Party Provider integrates with the T-Mobile Network in excess of one (1) Short Code (“Short Code Activation Fee”).

3.5 Professional Services Fee. If Company or a Third Party Provider requests assistance from T-Mobile above and beyond the initial consultation provided by T-Mobile pursuant to Section 2(a) of the Agreement (and T-Mobile, in its sole discretion, provides such assistance to Company or a Third Party Provider), Company will pay T-Mobile a professional services fee in the amount of [*] per hour for each hour of assistance provided by T-Mobile during the Term (“Professional Services Fee”).

3.6 Message Fees.

(a) Standard Messages. Company will pay T-Mobile a fee of [*] for each Standard Message transmitted through the T-Mobile Gateway and/or SMSC to or from Company or Third Party Providers using the Company Connection during a calendar month (“Standard Message Fee”).

[*]	Confidential treatment requested

(b) FTEU Messages. Company will pay T-Mobile a monthly fee calculated as the product of the number of FTEU Message messages transmitted through the T-Mobile Gateway and/or SMSC to or from Company or Third Party Providers using the Company Connection during a calendar month multiplied by the following rates as applicable (“FTEU Message Fee”):

(i)	[*] for each FTEU Message up to 1,000,000 FTEU Messages transmitted in such month;

(ii)	[*] for each FTEU Message between 1,000,001 and 10,000,000 FTEU Messages transmitted in such month; and

(iii)	[*] for each FTEU Message in excess of 10,000,000 FTEU Messages transmitted in such month.

(c) Premium Messages. Company will pay T-Mobile for each Premium Message transmitted through the T-Mobile Gateway and/or SMSC to or from Company or Third Party Providers using the Company Connection during a calendar month calculated as follows: the greater of (i) [*]or (ii) the Premium multiplied by [*] (“Premium Message Fee”).

(d) Premium Download Messages. Company will pay T-Mobile for each Premium Download Message transmitted through the T-Mobile Gateway and/or SMSC to or from Company or Third Party Providers using the Company Connection during a calendar month calculated as follows: the greater of (i) [*]or (ii) the Premium multiplied by *(“Premium Download Message Fee”).

(e) Company Premium Messages. Company will pay T-Mobile for each Company Premium Message transmitted through the T-Mobile Gateway and/or SMSC to or from Company or Third Party Providers using the Company Connection at rates to by mutually agreed upon by the parties prior to launch of each Service that includes Company Premium Messages (“Company Premium Message Fee”).

(f) Company Download Messages. Company will pay T-Mobile a service fee for each Company Download Message transmitted through the T-Mobile Gateway and/or SMSC from Company or Third Party Providers using the Company Connection during a calendar month in the amount of [*] (“Company Premium Download Message Fee”).

3.7 Service Fee. Company will pay T-Mobile, a monthly service fee in an amount equal to the greater of: (i) [*] or (ii) [*] of the total of all Message Fees payable in such month (“Service Fee”).

4. T-Mobile Payments to Company. Subject to Section 5.2, T-Mobile will pay Company for each Premium Message and Premium Download Message successfully delivered to a Customer via the Company Connection through the T-Mobile Gateway and/or SMSC in connection with the Services an amount equal to the Premium established by Company for such Messages less any fees owed by Company to T-Mobile under Section 3 and any credits or refunds owed to Customers (“Premium Fee”).

5. Billing and Collection.

5.1 Throughout the Term, T-Mobile shall be solely responsible for collecting all Premiums due in connection with the Premium Messages and Premium Download Messages from Customers and T-Mobile shall collect all such amounts for its own account. T-Mobile shall incur all costs of billing and collection fees owed by Customers, including the cost of uncollectible invoices and write-offs. Company shall refer all Customer billing inquiries relating to Premium Messages and Premium Download Messages to T-Mobile and shall not to attempt to contact any Subscriber with respect to a payment or billing issue or directly collect from any Customer any amounts owed by the Customer in connection with the Premium Messages and Premium Download Messages.

5.2 T-Mobile may, in its discretion, apply any amount payable to Company under Section 4 against any amount payable by Company to T-Mobile under Section 3.

5.3 Throughout the Term, Company shall be solely responsible for collecting all amounts due in connection with the Company Premium Messages from Company Premium Download Messages. Company shall incur all costs of billing and collection fees owed by Customer for Company Premium Messages and Company Premium Download Messages, including the cost of uncollectible invoices and write-offs.

[*]	Confidential treatment requested

5.4 The fees to be paid by Company to T-Mobile under Section 3 shall be invoiced and paid in the manner described in accordance with this Section 5.4. Company will pay T-Mobile the Set-Up Fees and Prepayments within ten (10) days following the execution of this Agreement for the program(s) Company has indicated pursuant to Section 2.1 that it intends to participate in (or if Company subsequently adds a program at least ten (10) days prior to participating in the additional program). Accompanying Company’s initial Set-Up Fee(s) and Prepayment(s), Company will send to T-Mobile fully completed copies of the payment form and W-9 information in Exhibit C. T-Mobile will invoice Company on a calendar month basis within thirty (30) days following the end of each calendar month of the Term and pay Company any Premium Fee owed (if any) to Company for such calendar month, provided that any delay on the part of T-Mobile in sending out any invoices will not relieve Company of the obligation to pay the amounts reflected in such invoices when received. Each monthly invoice will reflect the Minimum Fees payable for the preceding calendar month and (to the extent applicable in the preceding calendar month) the fees owed under Sections 3.4, 3.5, 3.6 and 3.7, provided that (i) the Message Fees owed in connection with Message Services invoiced for any month will be reduced (but not below zero) by any Message Minimum Fee (exclusive of any taxes applicable to such Message Minimum Fee) with respect to such month and (ii) the Message Fees owed in connection with Download Services invoiced for any month will be reduced (but not below zero) by any Download Minimum Fee If the Minimum Fee Start Date does not fall on the first calendar day of the month, T-Mobile will invoice Company for a pro-rata portion of the Minimum Fees owed by Company for the first partial calendar month following the Minimum Fee Start Date, in addition to any other fees that are owed for such months. T-Mobile will reduce: (i) the Message Fee amounts owed by Company in connection with Message Services for the last calendar month of the Term by the Messaging Prepayment and (ii) Message Fee amounts owed by Company in connection with the Download Services for the last calendar month of the Term by the Download Prepayment, provided that the Message Fee amounts owed for such calendar month shall not be reduced below zero and T-Mobile shall have no obligation to refund any amount of the Prepayments that exceeds the amounts owed by Company for such calendar month of the Term. T-Mobile may, in its discretion, issue one or more invoices on a net basis, reflecting the application of amounts as described in Section 5.2 with respect to the fees payable to and by the Company with respect to such month. Company will pay all invoices within twenty (20) days following receipt. Any amounts not paid by Company when due under this Agreement will be subject to a finance charge equal to one and one half percent (1.5%) per month or the highest rate allowable by law, whichever is less, determined and compounded monthly from the date due until the date paid.

5.5 Throughout the Term and for six (6) months thereafter, Company shall maintain complete and accurate records of payments made to and received from T-Mobile.

6. Taxes.

6.1 In addition to any fees payable by Company hereunder, all taxes and other governmental fees and charges (and any penalties, interest, and other additions thereto not caused solely by T-Mobile’s failure to make a timely filing or payment of Taxes and Charges collected from Company) (collectively, “Taxes and Charges”) that are imposed upon or with respect to the transactions or payments contemplated hereunder (subject to Section 6.2 below, with the exception of net income taxes of T-Mobile and taxes associated with Subscriber charges received by T-Mobile, collectively “T-Mobile Taxes”), shall be the financial responsibility of Company. The Taxes and Charges shall be paid by Company and may be collected from Company by T-Mobile, whether or not separately invoiced by T-Mobile, except that T-Mobile will not collect from Company the state, local or provincial sales, use, gross receipts or similar taxes that are covered by an applicable valid exemption certificate (including a resale certificate) provided by Company to T-Mobile. Company agrees to indemnify, defend and hold T-Mobile harmless with respect to any Taxes and Charges and claims, causes of action, costs (including reasonable attorneys’ fees) and any other liabilities related to such Taxes and Charges for which Company is financially responsible under this Section 6.1 whether or not collected by T-Mobile. The term “Taxes and Charges” includes, without limitation, any and all tax (other than T-Mobile Taxes) or regulatory surcharges, levies, imposts and duties which T-Mobile is required or permitted to invoice to Company in connection with any product or service, including, without limitation, permanent or temporary surcharges or fees (established or imposed by government, by a support or subsidy program administrator or by T-Mobile) to meet government obligations, fees or assessments, and any program-related or internal administrative costs of T-Mobile associated with Taxes and Charges.

6.2 All payments made by Company to T-Mobile under this Agreement will be made without any deduction or withholding for or on account of any tax, duty or other charges, of whatever nature (including, without limitation, any regulatory fees, surcharges or assessments) imposed by any taxing or governmental authority. If Company is or was required by law to make any such deduction or withholding from any payment due to T-Mobile under this Agreement, then, notwithstanding anything to the contrary contained in the Agreement, the gross amount payable by Company to T-Mobile will be increased so that, after any such deduction or withholding, the net amount received by T-Mobile will not be less than T-Mobile would have received had no such deduction or withholding been required. In the event that any tax, duty or other charge is required, by law, to be deducted or withheld from any Premium Fee or other payment made by T-Mobile to Company hereunder, T-Mobile may deduct or withhold any such amount.

6.3 Except as otherwise provided in this Agreement, each party to this Agreement shall be solely responsible for and will perform the collection, remittance, reporting and administration (“Tax Administration”) of any and all sales, use, value added, or other taxes or regulatory fees that are imposed with respect to any and all transactions, agreements, undertakings and operations that it enters into with its customers, subscribers, suppliers and any other third parties, including without limitation, in the case of Company, Third Party Providers (collectively, “Third Parties Transactions”). Each party shall indemnify and hold the other party to this Agreement harmless from and against both (A) any liability or cost of any tax, penalties and interest that arise with respect to its Third Party Tax Administration, and (B) any other tax liability imposed upon or with respect to its Third Party Transactions, provided that any taxes arising with respect to transactions between T-Mobile and Company shall be governed by Sections 6.1 and 6.2 above and not this Section 6.3.